Exhibit 99.1

FOR IMMEDIATE RELEASE

For Media:	For Investors:
Kim Hillyer	Jeff Goeser
Director, Corporate Communications	Director, Investor Relations
402-574-6523	402-597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com
@TDAmeritradePR

TD Ameritrade Closes Acquisition of Scottrade Financial Services, Inc.

Leadership team focused on client care and a timely, seamless transition

OMAHA, Neb., September 18, 2017 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) announced today that it has completed its acquisition of Scottrade Financial Services, Inc.

For TD Ameritrade, the transaction adds significant scale and distribution capabilities for its investing services and education. The combination of its award-winning trading technology and long-term investing solutions with Scottrade’s larger branch network is expected to enhance the investing experience for millions of investors.

The newly-combined company serves nearly 11 million client accounts holding $1.1 trillion in assets.1

“Now the hard work really begins,” said Tim Hockey, president and chief executive officer of TD Ameritrade. “Scottrade is so well known for outstanding client care – a credit to the culture that Rodger Riney and thousands of Scottrade employees have built over the last 37 years. It’s on us to continue that tradition. We want their clients to know that talented people are focused on making the transition as seamless as possible. We can’t wait to share what we love best about TD Ameritrade so they can continue investing in the things that matter most to them.”

Impact to the Client Experience

TD Ameritrade has established an integration team to transition Scottrade client accounts to TD Ameritrade’s platforms and operating systems, with a final conversion anticipated in the second quarter of the company’s 2018 fiscal year (January-March, 2018).

Until that time it remains business as usual. Scottrade clients should continue to use their same accounts, invest and manage their money as they do today. Scottrade branches and service teams will continue serving Scottrade clients and accounts throughout the conversion. Brokerage accounts will automatically transfer to TD Ameritrade as part of the transition process, with communications planned to inform, educate and support clients every step of the way.

“We’re 100 percent focused on a smooth transition, paying special attention to the service all clients receive today – and making plans to enhance it further in the future,” Hockey continued. “That means being clear and transparent, and making sure clients know what to expect.”

Once the conversion is complete, clients will have access to TD Ameritrade’s investing, education and support solutions, which include:

•	Award-winning trading platforms and mobile trading apps;

•	More diverse trading products, like complex options, futures and foreign exchange;

•	More investment guidance and advice, like free goal planning services, “robo” advice and managed portfolios;

•	Deeper investor education offerings, including webcasts, classroom learning, paper trading and 1:1 coaching; and

•	Hundreds of branches nationwide, allowing clients to seek their preferred mix of high-tech, high-touch service.

Scottrade clients with questions about the transition can visit their local branch, contact their local Scottrade team at 800-619-7283, or visit a special online Welcome Center for information and updates.

Leadership Changes

Effective immediately, Scottrade Founder and Chief Executive Officer Rodger Riney will take on a new role as Special Advisor to the President & CEO of TD Ameritrade. In this role, Riney will interact with Hockey on matters related to the business, integration and the company’s clients. Riney will remain in St. Louis, along with fellow Scottrade executive Peter deSilva, whose role with the combined company was previously disclosed. He will continue representing the company in the community and may take on other special projects as requested.

“Rodger Riney is one of the few people who can say he helped create an industry,” Hockey concluded. “We’re thrilled that he has decided to stay on to share his perspective with me and the rest of our management team. His expertise and counsel will prove invaluable as we bring these two companies together and develop a winning strategy for the months and years to come.”

“I have seen the careful planning that has been done thus far to plan for a seamless experience for our clients and associates. We are now one team and I am confident the combined organization has a strong future. I will be here to support Tim in any way I can,” Riney said. “I have often said that our associates were the ‘secret sauce’ at Scottrade, and I am humbly grateful for their hard work and dedication to our clients through the years. To our clients, thank you for your business and your loyalty. I have enjoyed every minute of helping you overcome barriers to financial success. You remain in good hands.”

Financial Impact

Per the terms of the deal, immediately prior to the closing of the acquisition, TD Bank, N.A., a subsidiary of The Toronto-Dominion Bank (“TD”), purchased Scottrade’s bank subsidiary, Scottrade Bank, from Scottrade for approximately $1.4 billion in cash, subject to a customary post-closing adjustment process. TD Ameritrade then acquired Scottrade for approximately 28 million shares of TD Ameritrade stock and approximately $1.7 billion in cash (net of the cash consideration paid by TD Bank, N.A. for Scottrade Bank).

More information about the transaction is available on a special Scottrade page located within the newsroom at www.amtd.com. Details regarding TD Ameritrade’s outlook for fiscal 2018 will be made available when the company releases its fourth quarter earnings in October.

Barclays Capital Inc. served as financial advisor to TD Ameritrade, and Wachtell, Lipton, Rosen & Katz served as legal advisor to TD Ameritrade. Goldman, Sachs & Co. served as financial advisor to Scottrade, and Sullivan & Cromwell served as legal advisor to Scottrade.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how – bringing Wall Street to Main Street for more than 40 years. TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com for more information, or read our stories at Fresh Accounts.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org)/SIPC (www.SIPC.org).

1 As of Aug. 31, 2017.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the acquisition of Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters, difficulties and delays in integrating the Scottrade business or fully realizing cost savings and other benefits from the acquisition; business disruption following the Scottrade acquisition, changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, customer disintermediation, the introduction, withdrawal, success and timing of business initiatives, competitive conditions, disruptions due to Scottrade integration-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2016, in our Quarterly Reports on Form 10-Q filed thereafter and in our other filings with the SEC. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.